Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,270,240
Unrealized Gain (Loss) on Market Value of Futures	(1,775,050)
Dividend Income	591
Interest Income	31
Total Income (Loss)	$(504,188)

Expenses
Investment Advisory Fee	$6,648
Brokerage Commissions	696
Non-interested Directors' Fees and Expenses	61
Other Expenses	17,515
Total Expenses	24,920
Expense Waiver	(16,185)
Net Expenses	$8,735
Net Gain (Loss)	$(512,923)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/10	$10,584,125
Net Gain (Loss)	(512,923)

Net Asset Value End of Period	$10,071,202
Net Asset Value Per Unit (200,000 Units)	$50.36

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502